Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                      CENTIGRAM COMMUNICATIONS CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      CENTIGRAM COMMUNICATIONS CORPORATION
    ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

     /X/  No fee required.

     / /  Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and
          0-11.

          (1)  Title of each class of securities to which transactions applies:

          (2)  Aggregate number of securities to which transactions applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     / /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule or registration statement no.:

          (3)  Filing party:

          (4)  Date filed:

-------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

    IMAGE OMITTED                   CENTIGRAM
                           COMMUNICATIONS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 24, 1997


TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Centigram Communications Corporation, a Delaware corporation (the "Company"), will be held on Monday, March 24, 1997 at 10:00 a.m., at the offices of the Company, 91 East Tasman Drive, San Jose, California 95134, for the following purposes:

   1. To elect one (1) director to Class II of the Board of Directors.

   2. To approve the adoption of the Company's 1997 Stock Plan.

   3. To approve an amendment to the Company's 1991 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 575,000 shares to 675,000 shares.

   4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending November 1, 1997.

   5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on January 24, 1997 are entitled to notice of and to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.


                                        By order of the Board of Directors

                                        /s/ LARRY W. SONSINI

                                        LARRY W. SONSINI
                                        Secretary

San Jose, California
February 7, 1997

    IMAGE OMITTED                   CENTIGRAM
                           COMMUNICATIONS CORPORATION


                               PROXY STATEMENT


GENERAL

   The enclosed Proxy is solicited on behalf of the Board of Directors of Centigram Communications Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, March 24, 1997 at 10:00 a.m. at the offices of the Company, 91 East Tasman Drive, San Jose, California 95134, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company's principal executive offices are located at 91 East Tasman Drive, San Jose, California 95134, and its telephone number is (408) 944-0250.

   These proxy solicitation materials and the Company's Annual Report on Form 10-K for the year ended November 2, 1996 were first mailed on or about February 22, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES; PROCEDURAL MATTERS

   Stockholders of record as of the close of business on January 24, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On January 1, 1997, 6,978,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), were issued and outstanding. Each share has one vote on all matters. For information regarding holders of more than 5% of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The closing sale price of the Company's Common Stock as reported on the Nasdaq National Market System on January 1, 1997 was $12.75 per share.

REVOCABILITY OF PROXIES

   stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above prior to the Annual Meeting a written notice of revocation, or by delivering a duly executed proxy bearing a date later than that of the previous proxy.

   The solicitation of proxies is made on behalf of the management of the Company and the associated costs will be borne by the Company. The Company has engaged Corporate Investor Communications Inc. ("CIC") to assist in the solicitation of proxies for the meeting. The Company will pay approximately $4,500 in fees for CIC's services and will reimburse CIC for reasonable out-of-pocket expenses.

   In addition to solicitation by mail and by CIC, the Company may use the services of its directors, officers and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in so doing.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR 1997

   Proposals of stockholders which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than October 25, 1997 to be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

   There are currently five members of the Board of Directors, divided into three classes. Class I presently consists of two directors who are serving a three-year term expiring in 1999. Class II presently consists of two directors who are serving a three-year term expiring on the date of this Annual Meeting. Class III presently consists of one director who is serving a three-year term expiring in 1998. At each annual meeting of stockholders, directors elected to succeed those in the class whose terms expire will be elected for a three-year term so that the term of one class of directors will expire each year. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

   One Class II director is to be elected at this Annual Meeting to serve a three-year term expiring in 2000. The Board has nominated Dean O. Morton for election to the Class II board seat. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or if no direction is made, for the election of the Board of Directors' nominee. If the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that the nominee will be unable or will decline to serve as a director.

   The name of the nominee of the Company and certain information about him as of January 1, 1997 are set forth below. The names of and certain information about the current directors as of January 1, 1997 are also set forth below. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                                                                       DIRECTOR
  NAME OF NOMINEE    AGE      PRINCIPAL OCCUPATION AND DIRECTORSHIP     SINCE
  ---------------    ---      -------------------------------------     -----
CLASS I DIRECTORS
James H. Boyle       42    President of Boyle Enterprises, Inc., a       1988
                             management and investment consulting firm

George H. Sollman    55    President and Chief Executive Officer         1985
                             of the Company

CLASS II DIRECTORS
J. Michael Jarvis    50    President of Charter Group, Inc., a lessor    1990
                             of telecommunications equipment

Dean O. Morton(1)    64    Retired Executive Vice President, Chief       1993
                             Operating Officer and Director of
                             Hewlett-Packard Company

CLASS III DIRECTOR
James F. Gibbons     65    Professor and Retired Dean, School of         1992
                             Engineering of Stanford University
--------------
(1) Nominee for Class II Director.

   Except as set forth below, each of the directors has been engaged in his principal occupation set forth above during the past five years. There are no family relationships between any director or executive officer of the Company.

   Mr. Boyle was elected to the Centigram Board in November 1988. Mr. Boyle is President of Boyle Enterprises, Inc., a management and investment consulting firm. From 1988 to 1991, Mr. Boyle was Vice President of BCE Ventures, which at that time managed venture capital investments for B.C.E. Inc. and Northern Telecom. Mr. Boyle was manager of venture capital for Northern Telecom from 1985 to 1988.

   Mr. Sollman joined Centigram in 1985 and is currently President, Chief Executive Officer and a director of the Company. Before joining Centigram, Mr. Sollman served as a special partner for Sand Hill Venture Group, a venture capital firm. From 1976 to 1984, he was employed by Shugart Corporation, a disk drive manufacturer, in the marketing and sales division, last serving as Vice President and General Manager. Shugart Corporation was acquired by Xerox Corp. in 1978. Mr. Sollman has also held various engineering and marketing positions with Control Data Corporation and Honeywell Information Systems Inc., which are both computer manufacturers.

   Mr. Jarvis was elected to the Centigram Board in August 1990. Since 1985, Mr. Jarvis has been President of Charter Group, Inc., a lessor of telecommunications equipment. From 1970 until 1981, Mr. Jarvis held management positions, and served as President from 1976 to 1981 of Jarvis Corporation, a distributor of telecommunications systems. Jarvis Corporation was acquired in 1980 by ROLM and became its ROLM Atlantic subsidiary with Mr. Jarvis as its president. Mr. Jarvis was also a founder of Executone Corporation and served as a director of that corporation until 1990.

   Mr. Morton was elected to the Centigram Board in November 1993. Mr. Morton joined Hewlett-Packard Company in 1960 and served in several executive management positions. Most recently, Mr. Morton was Executive Vice President from 1977, Chief Operating Officer from 1984 and a director of Hewlett-Packard before his retirement in October 1992. Mr. Morton is a member of the boards of directors of Alza Corporation, The Clorox Company, Raychem Corporation, Tencor Instruments, Kaiser Foundation Health Plan and Hospitals, serves as an Associate of the Monterey Bay Aquarium Research Institute, and is a trustee of State
Street Research Group of Funds, State Street Research Portfolios, Inc., Metropolitan Series Fund, Inc. and the David and Lucille Packard Foundation.

   Dr. Gibbons was elected to the Centigram Board in June 1992. He joined the Stanford University faculty in 1957, was appointed Professor of Electrical Engineering in 1964, was named Reid Weaver Dennis Professor of Electrical
Engineering in 1983, and served as the F. E. Terman Dean of the School of Engineering from 1984 to 1996. He is a director of Amati Communications Corp., Cisco Systems Inc., Lockheed Martin Corporation and Raychem Corporation.

BOARD MEETINGS AND COMMITTEES

   The Board of Directors of the Company met a total of seven (7) times during the fiscal year ended November 2, 1996.

   The Audit Committee of the Board of Directors consists of directors James H. Boyle, James F. Gibbons, J. Michael Jarvis and Dean O. Morton. Such committee met three (3) times during the last fiscal year. This Committee is primarily responsible for reviewing the services performed by the Company's independent auditors and evaluating the Company's accounting policies and its system of internal controls.

   The Compensation Committee of the Board of Directors consists of directors James H. Boyle, James F. Gibbons, J. Michael Jarvis and Dean O. Morton. Such committee met one (1) time during the last fiscal year. This Committee is primarily responsible for reviewing and recommending compensation to be paid to officers of the Company.

   The Board of Directors has no nominating committee or any committee performing such functions.

   During the last fiscal year, no director attended less than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

DIRECTORS' FEES

   Directors who are not employees of the Company are paid a fee of $1,100 per Board meeting attended in person, $750 if the meeting is held by telephone conference call (or if a meeting held in person is attended by conference call), $500 to each Board committee member for each committee meeting when held concurrently with a meeting of the Board, whether attended in person or by conference call, and $800 to each Board committee member for each committee meeting attended on a day other than a day on which a meeting of the full Board is held. In addition, each nonemployee director will, starting in 1997, be paid an annual retainer fee of $12,000, paid quarterly. Under the Company's 1987 Stock Plan and under the Company's new 1997 Stock Plan, provided it is approved by the stockholders of the Company, each outside director of the Company is and will be granted options to purchase 15,000 shares of Common Stock at the time of initial appointment or election to the Board, and 5,000 shares of Common Stock annually thereafter on the date of each Annual Meeting of the Stockholders, provided the director has been a member of the Board for at least six months at the time of such meeting. The Company also reimburses nonemployee directors for travel expenses incurred in attending meetings of the Board and its committees.

REQUIRED VOTE

   The nominee receiving the highest number of affirmative votes will be elected as a Class II director of the Company.

RECOMMENDATION

   MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE LISTED ABOVE.

                                 PROPOSAL NO. 2
                         APPROVAL OF THE ADOPTION OF THE
                             1997 STOCK OPTION PLAN

   The Company's 1987 Incentive Stock Option Plan expires by its terms in December 1997. Consequently, the Company's 1997 Stock Plan (the "1997 Plan") was adopted by the Board of Directors on January 16, 1997. The 1997 Plan is designed to retain, motivate and reward senior personnel by providing such personnel long term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. A total of 375,000 shares of the Company's Common Stock has been reserved for issuance upon the exercise of options granted under the 1997 Plan. As of January 1, 1997, no options to purchase shares had been granted under the 1997 Plan.

   In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) limits the Company's deduction in any one fiscal year for federal income tax purposes to $1,000,000 per person with respect to the Company's Chief Executive Officer and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Compensation which is performance based and approved by the Company's stockholders is not subject to the deduction limit. Therefore, in order to maximize the Company's federal income tax deductions, the Board of Directors of the Company is requesting that the stockholders approve the adoption of the 1997 Plan at the Annual Meeting.

PROPOSAL

   At the Annual Meeting, the stockholders are being asked to approve the adoption of the 1997 Plan.

RECOMMENDATION

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED ADOPTION OF THE 1997 PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUCH ADOPTION.

DESCRIPTION OF THE 1997 PLAN

   The essential features of the 1997 Plan are outlined below. Such outline is qualified in its entirety by the provisions of the 1997 Plan, a copy of which has been filed by the Company as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended November 2, 1996, and is incorporated herein by reference. Copies of the 1997 Plan are available upon written request to the Company at 91 East Tasman Drive, San Jose, California 95134, Attn: Chief Financial Officer.

  General

   The 1997 Plan was adopted by the Board of Directors in January 1997. The 1997 Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members (the "Committee"), to grant stock options. A total of 375,000 shares of Common Stock has been reserved for issuance under the 1997 Plan. Options granted under the 1997 Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or the Committee.

   Additionally,  the 1997 Plan  provides  that  nonstatutory  options of 15,000 shares of Common Stock be granted automatically to outside directors of the Company at the time of initial appointment or election to the Board, and 5,000 shares of Common Stock be granted automatically to such directors annually thereafter on the date of each Annual Meeting of Stockholders, provided such director has been a member of the Board for at least six months.

  Purpose

   The general purpose of the 1997 Plan is to attract and retain quality personnel for positions of substantial responsibility, to create additional incentive for senior personnel of the Company by offering long term equity participation in the Company, and to promote the success of the Company's business.

  Eligibility

   The Option Plan provides that options may be granted thereunder to employees, consultants and directors ("Optionees") of the Company. The Board of Directors selects the Optionees and determines the number of shares subject to each option. In making such determination, the duties and responsibilities of the Optionee, the value of the Optionee's services, his or her present and potential contributions to the success of the Company and other relevant factors are considered.

  Administration

   The 1997 Plan may be administered by the Board or the Committee (collectively the "Administrator"). Subject to the other provisions of the 1997 Plan, the Administrator has the authority to: (i) determine the fair market value of the Common Stock; (ii) select the Optionees to whom options may be granted thereunder; (iii) determine whether and to what extent options are granted thereunder; (iv) determine the number of shares of Common Stock to be covered by each option granted thereunder; (v) approve forms of agreement for use under the 1997 Plan; (vi) determine the terms and conditions, not inconsistent with the terms of the 1997 Plan, of any award granted thereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine); (vii) reduce the exercise price of any Option to the then current fair market value if the fair market value of the Common Stock covered by such Option shall have declined since the date the Option was granted; (viii) construe and interpret the terms of the 1997 Plan and awards granted pursuant to the 1997 Plan; (ix) prescribe, amend and rescind rules and regulations relating to the 1997 Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) modify or amend each option, including the discretionary authority to extend the post-termination exercisability period of options longer than is otherwise provided for in the 1997 Plan; and (xi) make all other determinations deemed necessary or advisable for administering the 1997 Plan.

  Terms and Conditions of Options

   Each option granted under the 1997 Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

      (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% stockholders (an optionee who owns more than 10% of the combined total voting power of all classes of outstanding stock of the Company), the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the fair market value shall be the average of the closing sales prices for such stock (or the average of the closing bids, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest value of trading in Common Stock) on the five market trading days immediately preceding the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that in the event the fair market value as so determined is more than 20% greater or more than 20% less than the closing sales prices for such stock as so quoted on the date of determination, then the Administrator shall be entitled to determine the fair market value in good faith, at a price within the range of prices from the fair market value as otherwise determined above to the closing price (or closing bid, as applicable) on the date of determination. If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not provided, the fair market value of a share of Common Stock shall be the average of the means between the high bid and low asked prices for the Common Stock on the five market trading days immediately preceding the date of determination, as reported in The Wall Street Journal or such other source as the Administrator of the 1997 Plan deems reliable; provided, however, that in the event the fair market value as so determined is more than 20% greater or more than 20% less than the mean between the high bid and low asked prices for such stock as so quoted on the date of determination, then the Administrator shall be entitled to determine the fair market value in good faith, at a price within the range of prices from the fair market value as otherwise determined above to the mean between the high bid and low asked prices on the date of determination. In the absence of an established market for the Common Stock, the fair market value shall be determined in good faith by the Administrator.

      (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from sale or loan proceeds, reduction of any Company liability to the optionee or, by a combination thereof.

      (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the 1997 Plan be exercised more than 10 years after the date of grant or such shorter term as may be provided in the Notice of Grant. In the case of an Incentive Stock Option granted to an optionee who, at the time the Incentive Stock Option is granted, owns stock representing more the ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

      (d) Termination of Employment. Upon termination of an optionee's continuous status as an employee or consultant with the Company, such optionee may exercise his or her option to the extent that he or she was entitled to exercise it as of the date of such termination. Such exercise may occur only before the end of the period determined by the Administrator for exercise following termination. In the case of an Incentive Stock Option, such period shall not exceed three (3) months and in the event that no period is specified in any stock option agreement, such period shall be 30 days. In no event shall such period extend beyond the expiration date of the term of the option as set forth in the applicable option agreement. An optionee's change of status from employee to consultant shall not be treated as a termination of the optionee's continuous status as an employee or consultant, and any option held by the optionee shall remain in effect, except as provided herein below. Any Incentive Stock Option held by such optionee shall automatically cease to be treated for tax purposes as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status. Notwithstanding the above, within thirty (30) days after any such change of status, the Administrator may in its discretion determine that such change of status shall be treated as a termination of the optionee's continuous status as an employee or consultant. To the extent that the optionee is not entitled to exercise his or her option at the date of such termination, or if the optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

      (e) Disability. If an employee is unable to continue as an employee or consultant with the Company as a result of disability, then all options held by such optionee under the 1997 Plan shall expire upon the earlier of (i) twelve months after the date of termination of the optionee's employment or
   (ii) the expiration date of the term of such option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment. To the extent that the optionee is not entitled to exercise his or her option at the date of such termination, or if the optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

      (f) Death. Upon the death of an optionee, the option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such option as set forth in the Notice of Grant), by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, only to the extent that the optionee was entitled to exercise the option at the date of death. If at the time of death, the optionee was not entitled to exercise his or her entire option, the shares of Common Stock covered by the unexercisable portion of the option shall immediately revert to the 1997 Plan. If, after death, the optionee's estate or person who acquired the right to exercise the option by bequest or inheritance does not exercise the option within the time specified herein, the option shall terminate, and the Shares covered by such option shall revert to the 1997 Plan.

      (g) Nontransferability of Options. In general, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

      (h) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's Incentive Stock Option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory stock options.

      (i) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the 1997 Plan as may be
   determined   by  the  Board  or  Committee.

  Adjustments Upon Changes in Capitalization, Dissolution Liquidation, Merger or Asset Sale

   In the event that the capital stock of the Company is changed by reason of recapitalization, dissolution, liquidation, merger or asset sale, the following provisions will apply:

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the 1997 Plan but as to which no options have yet been granted or which have been returned to the 1997 Plan upon cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it will terminate immediately prior to consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any option shall terminate as of a date fixed by the Board and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the Option would not otherwise be exercisable.

      (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option may be assumed or an equivalent option may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator may, in lieu of such assumption, provide for the optionee to have the right to exercise the option as to all or a portion of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period. For the purposes of this paragraph, the option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each share of optioned stock subject to the option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share of optioned stock subject to the option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger of sale of assets.

  Amendments, Suspensions and Termination of the 1997 Plan

   The Board may amend, suspend or terminate the 1997 Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Section 422 of the Code, or any similar rule or statute. In any event, the 1997 Plan will terminate automatically in 2007.

  Federal Tax Information for 1997 Plan

   The following is a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1997 Plan, assuming approval of the 1997 Plan by the stockholders. Options granted under the 1997 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

   All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee generally will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company may be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

   THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

PLAN BENEFITS

   The Company cannot now determine the exact number of options to be granted in the future under the 1997 Plan to the executive officers named under "EXECUTIVE OFFICER COMPENSATION Summary Compensation Table," all current executive officers as a group or all employees (including executive officers) as a group. See "EXECUTIVE OFFICER COMPENSATION Stock Option Grants and Exercises" for the number of stock options granted to the executive officers named in the Summary Compensation Table in the fiscal year ended November 2, 1996. In the fiscal year ended November 2, 1996, no options were granted under the 1997 Plan.

REQUIRED VOTE

   The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the adoption of the 1997 Plan. For this purpose, the term "Votes Cast" is defined under Delaware law to be the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter." Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the adoption of the 1997 Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes with respect to this proposal will not be counted as Votes Cast.

                                 PROPOSAL NO. 3
                            APPROVAL OF AMENDMENT TO
                        1991 EMPLOYEE STOCK PURCHASE PLAN

   The 1991 Employee Stock Purchase Plan (the "Purchase Plan") provides employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

PROPOSED AMENDMENT

   At the Annual Meeting, the stockholders are being asked to approve an increase in the number of shares reserved for issuance under the Purchase Plan from 575,000 to 675,000. This increase was approved by the Board of Directors, subject to stockholder approval, on December 10, 1996. Excluding the proposed 100,000 share increase, a total of 74,130 shares remained available for grant under the plan on January 1, 1997.

RECOMMENDATION

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE PURCHASE PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUCH AMENDMENT.

DESCRIPTION OF PURCHASE PLAN

   The essential features of the Purchase Plan are outlined below. Such outline is qualified in its entirety by the provisions of the Purchase Plan, a copy of which has been filed by the Company with the Securities and Exchange Commission, and is incorporated herein by reference. Copies of the Purchase Plan are available upon written request to the Company at 91 East Tasman Drive, San Jose, California 95134, Attn: Chief Financial Officer.

  Purpose

   The purpose of the Purchase Plan is to provide employees (including officers) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan is intended to qualify under Sections 421 and 423 of the Code as an "employee stock purchase plan."

Administration

   The Purchase Plan is administered by the Board of Directors or a Committee of the Board (the "Administrator").

  Eligibility

   Only employees employed by the Company or its subsidiaries on the first day of an offering period may participate in the Purchase Plan. For this purpose, an "employee" is any person who is regularly employed at least twenty hours per week and at least five months per calendar year by the Company or any of its subsidiaries. No employee shall be granted an option under the Purchase Plan if immediately after the grant of the option, the employee (or any other person whose stock would be attributed to the employee pursuant to Section 424(d) of the Code) would own five percent (5%) or more of the total combined voting power or value of the stock of the Company or any of its subsidiaries. Subject to these eligibility criteria, the Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions subject to certain limitations described below.

  Offering Period

   Each offering of Common Stock under the Purchase Plan ("Offering") is for a period of six months ("Offering Period"), unless the participant withdraws or terminates employment earlier. The Administrator may change the timing and duration of the Offering Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the beginning of the first Offering Period to be affected. The initial Offering Period under the Purchase Plan began on November 2, 1991. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's eligible compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment terminates. Eligible employees may participate in only one Offering at a time.

  Grant and Exercise of Option

   At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company's Common Stock. The option may be exercised at the end of an Offering Period to the extent of the payroll deductions accumulated during such Offering Period. In the event the option is not exercised, the option expires at the end of the Offering Period or upon termination of employment, whichever is earlier. The number of shares subject to the option will not exceed a number determined by dividing $12,500 by the fair market value of the Common Stock on the first day of the Offering Period. Participants may not purchase shares having a fair market value exceeding $25,000 in any calendar year. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of shares remaining available for issuance under the Purchase Plan. Unless an employee withdraws his or her participation in the Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of a purchase period, the employee's option for the purchase of shares will be exercised automatically at the end of the purchase period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

  Purchase Price

   The purchase price per share at which shares are sold to participating employees is 85% of the lower of the fair market value per share of the Common Stock on (i) the first day of the Offering Period or (ii) the last day of the Offering Period. The fair market value of the Common Stock on a given date is determined by reference to the last reported sales price on the Nasdaq System.

  Payroll Deductions

   The purchase price of the shares acquired is accumulated by payroll deductions over the six-month Offering Period. The deductions may not exceed 10% of a participant's aggregate eligible compensation. Eligible compensation shall include all base straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation, provided that eligible compensation shall include only base straight time gross earnings in the event the first payroll following the offering date and continue until participation is terminated. A participant may reduce the rate of payroll deductions at any time during the Offering Period. Any participant may discontinue his or her participation in the Purchase Plan at any time. The rate of participation may be increased only for a new plan period. Upon the withdrawal of a participant from the Purchase Plan, the Company returns to the participant all funds credited to a participant's payroll deduction account, without interest.

  Termination of Employment

   Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for in excess of 20 hours per week and 5 months per year during the applicable Offering Period, cancels his or her option and his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

  Capital Changes

   In the event any change is made in the Company's capitalization in the middle of an Offering Period, such as a stock split or stock dividend, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the Purchase Plan.

  Amendment and Termination of the Plan

   The Board of Directors may at any time amend, alter or terminate the Purchase Plan. No amendment may be made to the Purchase Plan without approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, change the standards of eligibility for participation in the Purchase Plan or materially increase the benefits accruing to participants in the Purchase Plan. In the event the Purchase Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next purchase date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates).

  Federal Income Tax Information

   The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax. If the shares have been held by the participant for more than two years after the date of option grant and more than one year after the purchase date of the shares, the lessor of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, or
(b) 15% of the fair market value of the shares on the first day of the offering period will be treated as ordinary income, and any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and further gain or loss on such disposition will be capital gain or loss. However, if the shares are disposed of for less than the exercise price there is no ordinary income and the participant recognizes a capital loss measured by the difference between the exercise price and the sales price. For years beginning in 1991 and thereafter, the tax on long-term capital gains will be capped at 28%. Different rules may apply with respect to optionees subject to
Section 16(b) of the Exchange Act. The Company is not entitled to a deduction for amounts taxable to a participant except to the extent of ordinary income taxable to a participant upon disposition of shares prior to the expiration of the holding periods described above.

   THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN TO PARTICIPANTS AND THE COMPANY. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PLAN BENEFITS

   The Company cannot now determine the exact number of shares to be issued in the future under the Purchase Plan to the executive officers named under "EXECUTIVE OFFICER COMPENSATION--Summary Compensation Table," all current executive officers as a group or all employees (including executive officers) as a group. In the fiscal year ended November 2, 1996, an aggregate of 5,295 shares of the Common Stock of the Company were issued to all executive officers as a group and an aggregate of 101,837 shares of Common Stock of the Company were issued to all employees (including executive officers) under the Purchase Plan.

REQUIRED VOTE

   The affirmative vote of the majority of the Votes Cast will be required under Delaware law to approve the amendment to the Purchase Plan. For this purpose, the term "Votes Cast" is defined under Delaware law to be the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter." Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendments of the Purchase Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes with respect to this proposal will not be counted as Votes Cast.

                                 PROPOSAL NO. 4
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors to audit the books, records and accounts of the Company for the current fiscal year ending November 1, 1997. Such appointment is being presented to the stockholders for ratification at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE RATIFICATION OF ITS APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                   MANAGEMENT


   The executive and other officers of the Company, and their ages as of January
1, 1997, are as follows:

        NAME                AGE                                POSITION
        ----                ---                                --------
George H. Sollman           55          President, Chief Executive Officer and Director

Dennis L. Barsema           42          Senior Vice President and General Manager,
                                          Service Provider Division

Michael J. Wagner           53          Senior Vice President, Operations and Services

Dennis P. Wolf              44          Senior Vice President, Finance and Chief Financial
                                          Officer

David J. Brahm              46          Vice President, Advanced Technology

Thomas E. Brunton           49          Vice President and Controller

Kevin J. Gralen             34          Vice President, Marketing, Service Provider Division

Dana H. Hooper              48          Vice President, Corporate Marketing and Corporate
                                          Development and General Manager of TTS Division

John J. McCarthy            40          Vice President, Customer Premises Equipment
                                          Sales and Service

Carrie Perzow               39          Vice President, Human Resources

Chusak Siripocanont         43          Vice President, Manufacturing

John D. VerMeulen           55          Vice President, Service Provider Division, International
                                          Sales and Service

William H. Warren           55          Vice President, Quality


   Mr. Sollman joined Centigram in 1985 and is currently President, Chief Executive Officer and a director of the Company. Before joining Centigram, Mr. Sollman served as a special partner for Sand Hill Venture Group, a venture capital firm. From 1976 to 1984, he was employed by Shugart Corporation, a disk drive manufacturer, in the marketing and sales division, last serving as Vice President and General Manager. Shugart Corporation was acquired by Xerox Corp. in 1978. Mr. Sollman has also held various engineering and marketing positions with Control Data Corporation and Honeywell Information Systems Inc., which are both computer manufacturers.

   Mr. Barsema joined the Company as Senior Vice President, Worldwide Sales in January 1995. In September 1996, Mr. Barsema was promoted to Senior Vice President/General Manager of the Company's Service Provider Division. Prior to joining Centigram, he was Director of Sales, Southern Region, for Lotus Development Corporation, a software developer, and was employed by that company from October 1993 to December 1995. During such period he was also Vice President, North American Operations for SoftSwitch Incorporated, a software developer acquired by Lotus. From January 1993 to October 1993 he was Vice President of Sales for Primary Access, Inc., a supplier of network access products. From January 1985 to October 1993, he was employed by AT&T Paradyne, a manufacturer of data communications products, most recently as Vice President of U.S. Sales.

   Mr. Wagner joined Centigram in February 1995 as Vice President, Customer Services, and became the Company's Senior Vice-President of Operations and Services in September 1996. From 1990 to 1994, Mr. Wagner served as Director of International Sales and Marketing for Wyse Technology, a computer and terminal manufacturer. From 1982 to 1990, he served in a number of capacities including Branch Manager for ROLM/IBM. Mr. Wagner's earlier experience included positions with Acurex Corporation and Arcata Communications.

   Mr. Wolf joined Centigram in January 1997 as Senior Vice President, Finance and Chief Financial Officer. From October 1995 to January 1997 he was Vice President and Chief Financial Officer of Pyramid Technology, Inc. From October 1993 to October 1995 he served as Vice President, Finance and Chief Financial Officer of Dynacraft, Inc. From 1989 to 1993 Mr. Wolf held various finance director positions with Apple Computer. His earlier experience included his position as Finance Director of Sun Microsystems, Inc., as well as management positions at Tandem Computers and IBM Corporation.

   Mr. Brahm joined Centigram as Director of Product Development in March 1993 and became Vice President, Product Development in May 1994. In September 1996, Mr. Brahm was promoted to Vice President, Advanced Technology. From 1984 to 1993 Mr. Brahm was employed by Digital Sound Corporation, a manufacturer of voice processing systems, in various technical management positions including Vice President of Engineering and Vice President of Quality. Earlier, he was employed by AT&T Bell Laboratories in engineering and engineering management positions for 12 years.

   Mr. Brunton joined Centigram in March 1991 as Controller and became Vice President and Controller in July 1995. Mr. Brunton also serves as director of several subsidiaries of the Company: Centigram Asia Limited, Centigram Australasia Pty Limited, Centigram Communications (Barbados), Inc., Centigram Europe B.V., and Centigram UK Limited. From 1990 to 1991 he was Manager of Corporate Consolidations for 3Com, a manufacturer of computer networking products. He earlier held accounting and accounting management positions with Sun Microsystems, a computer systems manufacturer, and IBM/ROLM, a telecommunications equipment manufacturer. Earlier, he was employed for eight years by Coopers & Lybrand LLP in various auditing positions.

   Mr. Gralen became Vice President of Service Provider Marketing on November 1, 1996. He joined Centigram in December 1992 and was most recently the Senior Director of Strategic Accounts. Before coming to Centigram, he held various management positions with IBM/ROLM.

   Mr. Hooper joined the Company as Director of Product Marketing in November 1992 and served as Vice President of Marketing from July 1994 to October 1996. Mr. Hooper became the Company's Vice President of Corporate Marketing and Business Development and General Manager of the Company's Text to Speech Division (TTS) in November 1996. He was Director of Business Development for Software Publishing Corporation, a publisher of personal computer software, from 1990 until 1992. Earlier he was Vice President and General Manager of the graphics business for Digital Research Corporation, a publisher of personal computer software, and held a variety of marketing positions with Xerox Corporation from 1971 to 1988.

   Mr. McCarthy became Vice President, Customer Premises Equipment Sales in September 1995. He joined Centigram in October 1990 as a Regional Sales Manager and became Director, Northeast Sales in October 1993. He was a Branch Manager with Sprint Corporation from 1988 to 1990 and from 1980 to 1988 he held sales and sales management positions with IBM/ROLM.

   Ms. Perzow joined the Company as a Director of Human Resources in February 1995 and became Vice President of Human Resources in September 1996. Prior to joining the Company she served as a Senior Human Resources Manager at Sun Microsystems, Inc. from 1989 to 1995, as a Human Resources Generalist at 3Com Corporation from 1988 to 1989 and as a Human Resources Director with Scientific Micro Systems from 1984 to 1988.

   Mr. Siripocanont joined Centigram as Vice President, Manufacturing in October 1993. From 1991 to 1993 he was Vice President, Manufacturing of E-Mu Systems, Inc., a manufacturer of digital audio systems which became a subsidiary of Creative Technology, Inc. in 1993. From 1988 to 1991 he served as Director of Corporate Quality and Production Manager for Octel Communications Corporation, a telecommunications equipment manufacturer. From 1980 to 1988, he was a manufacturing manager and production manager with IBM/ROLM.

   Mr. VerMeulen became Vice President, Service Provider Division, International Sales, in October 1994. He joined the Company as a sales director in June 1989 and became Vice President, Sales, Northern Region in November 1992. From 1986 to 1989 he was Vice President, Sales and Marketing of ComDev, Inc., a telecommunications equipment manufacturer. Earlier, he served United Technologies Communications Company, a telecommunications equipment manufacturer, in sales and marketing positions including Vice President, North Central Division and Vice President, National Accounts.

   Mr. Warren joined Centigram in March 1989 as Vice President, Customer Support and became Vice President, Quality in December 1992. From 1982 to 1988, Mr. Warren had various positions with IBM/ROLM including Director of Operations, General Manager of Northern California and Manager of Product Planning for the CBX division.

                              CERTAIN TRANSACTIONS

   The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law. During fiscal 1996, the Company leased a 40,000 square foot facility in San Jose, California from Uniphase Corporation, a company for which Anthony Muller, the Company's then-Chief Financial Officer, served as a Director.

   The Company also provided a loan of $300,000 to George Sollman, the Company's President and Chief Executive Officer, on April 15, 1996, pursuant to a full recourse note which is presently secured by 20,428 shares of Common Stock. The Board of Directors of the Company has approved the substitution of a security interest in certain real property of Mr.Sollman's for such Common Stock as collateral for the note. Interest on the loan is 5.88% per annum, compounded annually, and the principal plus all accrued but unpaid interest on the note are due on April 15, 2001.

                                OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

   Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during the Company's last fiscal year all executive officers and directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of January 1, 1997 information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.


                                                NO. OF         APPROXIMATE
                          NAME              SHARES OWNED    PERCENTAGE OWNED
                          ----              ------------    ----------------
    Kopp Investment Advisors ...............  1,171,792          16.79%
      6600  France Avenue, Suite 672
      Edina, MN 55435
    George H. Sollman(1) ...................    235,311           3.33%
    Dennis L. Barsema(2) ...................     12,152            *
    Michael J. Wagner(3) ...................     15,100            *
    David J. Brahm(4) ......................     37,970            *
    Dana H. Hooper(5) ......................     16,043            *
    James H. Boyle(6) ......................     11,000            *
    James F. Gibbons(7) ....................     32,500            *
    J. Michael Jarvis(8) ...................     25,000            *
    Dean O. Morton(9) ......................     24,500            *
    Anthony R. Muller(10) ..................     12,109            *
    All directors and executive officers
      as a group (11 persons)(11) ..........    429,682           6.11%

-----------------
  *  Less than one percent (1%).
 (1) Includes 82,316 shares issuable upon exercise of options which are exercisable within 60 days of January 1, 1997.
 (2) Includes 12,152 shares issuable upon exercise of options which are exercisable within 60 days of January 1, 1997.
 (3) Includes 13,316 shares issuable upon exercise of options which are exercisable within 60 days of January 1, 1997.
 (4) Includes 32,207 shares issuable upon exercise of options which are exercisable within 60 days of January 1, 1997.
 (5) Includes 10,239 shares issuable upon exercise of options which are exercisable within 60 days of January 1, 1997.
 (6) Includes 10,000 shares issuable upon exercise of options which are exercisable within 60 days of January 1, 1997.
 (7) Includes 27,500 shares issuable upon exercise of options which are exercisable within 60 days of January 1, 1997.
 (8) Includes 12,500 shares issuable upon exercise of options which are exercisable within 60 days of January 1, 1997.
 (9) Includes 22,500 shares issuable upon exercise of options which are exercisable within 60 days of January 1, 1997.
(10) Mr.  Muller no longer serves as an executive  officer of the Company.
(11) Includes 247,325 shares issuable upon exercise of options held by all executive officers and directors as a group, which options are exercisable within 60 days of January 1, 1997.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended November 2, 1996, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                                                                                   LONG-TERM
                                                  ANNUAL COMPENSATION             COMPENSATION
                                       ----------------------------------------   --------------
         NAME AND                                                 OTHER ANNUAL                    ALL OTHER
    PRINCIPAL POSITION        YEAR      SALARY       BONUS(1)    COMPENSATION(2)   OPTIONS(3)    COMPENSATION
    ------------------        ----      ------       --------    ---------------   ----------    ------------
George H. Sollman             1996     $250,473     $ 70,000        $1,085           50,000        $17,787(4)
  President and Chief         1995      243,006       30,000         1,922           30,000         13,042(5)
  Executive Officer           1994      230,098       90,039         3,200           25,000         13,351(6)

Dennis L. Barsema             1996      129,787      100,878(7)        --           105,000         74,835(4)
  Senior Vice President
  and General Manager,
  Service Provider
  Division

Michael J. Wagner             1996      145,970       25,000           --            40,000          6,197(4)
  Senior Vice President,      1995       90,860       20,000           --            25,000          4,445(5)
  Operations and Services

David J. Brahm                1996      162,387       10,000           923              --           4,547(4)
 Vice President, Advanced     1995      148,128       40,000           912           45,000         72,075(5)
 Technology                   1994      115,694       32,888           --            14,500          2,171(6)

Dana H. Hooper                1996      137,312       20,000            80           15,000          5,604(4)
  Vice President,             1995      132,024       20,000           --            20,500          2,734(5)
  Corporate Marketing and     1994      121,581       15,017           --             2,000          3,087(6)
  Corporate Development
  and General Manager of
  TTS Division

Anthony R. Muller(8)          1996      175,232          --          1,017           10,000          6,212(4)
  Senior Vice President,      1995      174,706       25,000           910           35,000          7,581(5)
  Operations and              1994      165,037       60,294         1,000           17,000          6,403(6)
  Administration and Chief
  Financial Officer

------------
(1) Bonus amounts are reported for the fiscal year in which earned without regard to when paid.
(2) The amounts included in this column represent amounts reimbursed by the Company for tax preparation fees.
(3) Represents number of shares granted under stock options. The Company has not granted stock appreciation rights or restricted stock awards.
(4)  The amounts disclosed in the "All Other Compensation" column include:
     (a) Payments by the Company in 1996 of premiums for term life insurance on behalf of each of Mr. Sollman, $10,890; Mr. Brahm, $947; Mr. Hooper, $804; Mr. Barsema, $435; Mr. Wagner, $1,397; and Mr. Muller, $1,644.
     (b) Payment by the Company in 1996 of car allowances as follows: Mr. Sollman, $6,000; Mr. Brahm, $3,600; Mr. Hooper, $4,800; Mr. Barsema, $4,400; Mr. Wagner, $4,800; and Mr. Muller, $4,000.
     (c) Payment by the Company of expenses for annual physical examinations in the amount of $604 on behalf of Mr. Sollman; and $568 on behalf of Mr. Muller.
     (d) Payment by the Company of relocation expenses on behalf of Mr. Barsema in the amount of $70,000.

                                       17


     (e) Payment by the Company of car insurance expenses on behalf of Mr. Sollman in the amount of $293.
(5)  The amounts disclosed in the "All Other Compensation"  column include:
     (a) Payments by the Company in 1995 of premiums for term life insurance on behalf of each of Mr. Sollman, $6,222; Mr. Brahm, $789; Mr. Hooper, $734; Mr. Wagner, $845; and Mr. Muller, $1,705.
     (b) Payment by the Company in 1995 of car allowances in the amount of $6,000 to Mr. Sollman; $3,600 to Mr. Brahm; $2,000 to Mr. Hooper; $3,600 to Mr. Wagner; and $4,800 to Mr. Muller.
     (c) Payment by the Company in 1995 of personal travel expenses in the amount of $820 on behalf of Mr. Sollman; and $1,060 on behalf of Mr. Brahm.
     (d) Payment by the Company of expenses for annual physical examinations in the amount of $626 for Mr. Brahm and $1,076 for Mr. Muller.
     (e) Payment by the Company of relocation expenses on behalf of Mr. Brahm in the amount of $66,000.
(6)  The amounts disclosed in the "All Other Compensation"  column include:
     (a) Payment by the Company in 1994 of premiums for term life insurance on behalf of each of Mr. Sollman, $6,072; Mr. Brahm, $371; Mr. Hooper, $658; and Mr. Muller, $1,603.
     (b) Payment by the Company in 1994 of car allowances in the amount of $6,452 to Mr. Sollman; $1,800 to Mr. Brahm; $1,600 to Mr. Hooper; and $4,800 to Mr. Muller.
     (c) Payment by the Company in 1994 of personal travel expenses in the amount of $827 on behalf of Mr. Sollman and $829 on behalf of Mr. Hooper.
(7)  Includes a commission paid in 1996 in the amount of $65,878.
(8)  Mr. Muller no longer serves as an executive officer of the Company.

STOCK OPTION GRANTS AND EXERCISES

   The following tables set forth information with respect to options granted to the named executive officers under the Company's stock option plans and the options exercised by such named executive officers during the fiscal year ended November 2, 1996.

                   STOCK OPTION GRANTS IN FISCAL YEAR 1996

   The Option/SAR Grant Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective five-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of five percent (5%) and ten percent (10%) from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.



                                            INDIVIDUAL GRANTS
                            --------------------------------------------------------- POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                             PERCENT OF                               ANNUAL RATES OF STOCK
                                            TOTAL OPTIONS                            PRICE APPRECIATION FOR
                                             GRANTED TO     EXERCISE OR                   OPTION TERM
                             OPTIONS/SARS   EMPLOYEES IN    BASE PRICE    EXPIRATION  --------------------
         NAME                 GRANTED(1)     FISCAL YEAR     ($/SHARE)       DATE         5%        10%
         ----                 ---------      -----------     ---------       ----         --        ---
George H. Sollman  .......     50,000            8.0           21.50       12/01/00     $289,026   $646,233
David J. Brahm ...........        --              --             --             --           --         --
Dana H. Hooper ...........     15,000            2.4           15.63       09/12/06      150,376    378,321
Dennis L. Barsema  .......     45,000            7.2           19.50       01/03/01      242,437    535,723
                               60,000            9.6           13.75       07/25/00      113,966    251,835
Michael J. Wagner  .......      5,000            0.8           21.50       12/01/00       28,903     64,623
                               35,000            5.6           15.63       09/12/06      350,878    882,751
Anthony R. Muller(2) ....      10,000            1.6           21.50       12/01/00       57,805    129,247

-------------
(1) Represents number of shares granted under stock options. The Company did not grant stock appreciation rights or restricted stock awards in fiscal 1996.
(2)  Mr. Muller no longer serves as an executive officer of the Company.


       AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1996 AND YEAR-END VALUES

   The  following  table  sets  forth  information  with  respect  to the  named
executive  officers   concerning  the  exercise  of  options  during  1996,  and unexercised options held as of November 2, 1996.

                                                                   TOTAL NUMBER OF            VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS HELD      IN-THE-MONEY OPTIONS HELD
                                     SHARES                      AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                                   ACQUIRED ON     VALUE   ----------------------------- -----------------------------
          NAME                      EXERCISE      REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----                      --------      --------   -----------   -------------   -----------   -------------
George H. Sollman  ........         28,428        $332,365     71,068         62,811           --             --
David J. Brahm ............            --            --        31,749         33,751           --             --
Dana H. Hooper ............          1,500          21,750      8,782         26,291         11,162         1,531
Dennis L. Barsema  ........            --            --           --         105,000           --             --
Michael J. Wagner  ........            --            --        10,240         54,760           --             --
Anthony R. Muller (2) .....         26,386         248,516     50,146         34,354           --             --

--------------
(1) Total value of vested options based on fair market value of Company Common Stock of $13.125 per share as of November 2, 1996.
(2)  Mr. Muller no longer serves as an executive officer of the Company.


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

   In February 1985 (and as amended in May 1991), the Company entered into an employment agreement with Mr. Sollman, which provides that Mr. Sollman will be employed as President and Chief Executive Officer and will be named a director of the Company. The agreement also provides that Mr. Sollman will receive a salary of at least $115,000 per year, an annual performance-based bonus of not more than half his annual salary, and insurance and automobile allowances. The agreement is terminable at will by either party, but if it is terminated by the Company for any reason other than cessation of its business or certain willful misconduct by Mr. Sollman, Mr. Sollman will receive salary, vacation and other benefits for nine months after termination.

   The Board of Directors on August 1, 1991 approved agreements with all of the Company's executive officers, to provide that in the event that any such officer is involuntarily terminated within twelve months following a merger, consolidation, tender offer, sale of assets or similar event resulting in stockholders of Centigram receiving less than fifty percent (50%) of the outstanding voting stock of the surviving corporation, the vesting of the officer's outstanding options will be accelerated by twelve months from the date of the termination. Involuntary terminations for willful misconduct do not trigger the accelerated vesting.

                          COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Company during fiscal 1996 consisted of James H. Boyle, James F. Gibbons, J. Michael Jarvis and Dean O. Morton, each of whom is an independent director of the Company. The Committee is responsible for administering the Company's compensation and benefits programs. The Committee sets executive salary levels, establishes the Company's executive bonus plan and determines target bonuses thereunder, and determines option grants under the Company's stock option programs.

   The Company's executive compensation program has been designed to ensure that the compensation provided to executive officers is closely aligned with the Company's financial performance and, ultimately, the creation of stockholder value, and to ensure that the Company can attract and retain key executives critical to the Company's long-term success.

   The Committee establishes the salary of each executive officer, including the Chief Executive Officer, by considering (i) the salaries of executive officers in similar positions with comparably sized companies in the Company's and related industries, based upon survey data obtained from various sources, (ii) the experience and contribution levels of the individual executive officers,
(iii) the Company's financial performance during the past year, and (iv) in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

   Under the Company's executive bonus plan for fiscal 1996, executive officers were entitled to receive bonuses based primarily upon achievement by the Company of operating income performance objectives established by the Compensation Committee at the commencement of the fiscal year. Executive officers, including the CEO, were also entitled to receive additional bonuses at the discretion of the Committee based upon individual performance. For financial performance below a specified level, executive officers were not entitled to any bonus except at the discretion of the Committee, and for performance in excess of plan executives were entitled to the full performance-based bonus plus such additional bonuses as the Committee might determine in its discretion. Based upon the Company's financial performance in fiscal year 1996, the Committee awarded bonuses to executive officers, consisting of discretionary bonuses awarded for performance relative to personal objectives, in the amount of 27% of base salary in the case of the Chief Executive Officer and 0% to 23% for other executives.

   For fiscal 1997, the executive bonus program provides for the payment of performance-related bonuses based upon achievement by the Company of operating income performance objectives established by the Committee at the commencement of the fiscal year, and, at the discretion of the Committee, performance against individual goals. In the event that the Company achieves operating income performance less than a specified level, the executive officers will receive no bonuses except at the discretion of the Committee. If the Company meets its financial performance goals, and if the executive officers meet their specified individual goals, the Chief Executive Officer is entitled to a performance-based bonus of 66% of base salary and other executive officers are entitled to performance-based bonuses of 30% to 66%, and higher performance-based bonuses can be earned for operating income achieved above the target levels. The fiscal year 1997 bonus program provides for a portion of the full-year performance bonus to be paid at mid-year, based upon achievement of targeted operating income performance for the first half of the year. The fiscal year 1996 program similarly provided for mid-year bonuses.

   The Committee also grants stock options to executive officers to provide long-term incentive to the executive officers aligned with the creation of increased stockholder value over time. The Committee grants options based upon a number of factors, including each such officer's responsibilities and position in the Company, any changes in the executive officer's responsibility and position, and the executive officer's existing equity interest in the Company in the form of vested and unvested options. All options are granted at the current market price of the Company's Common Stock on the date of grant. During fiscal year 1996, the Committee granted options to purchase an aggregate of 50,000 shares of Common Stock to the Chief Executive Officer at an exercise price of $21.50 per share, and options to purchase an aggregate of 243,500 shares of Common Stock to nine other officers (including two who no longer serve as officers) at exercise prices ranging from $13.75 to $21.50 per share.

   No member of the Compensation Committee is a former or current executive officer or employee of the Company.


                                             Compensation Committee


                                             James H. Boyle
                                             James F. Gibbons
                                             J. Michael Jarvis
                                             Dean O. Morton

                                PERFORMANCE GRAPH

   Set forth below is a line graph comparing the annual percentage change in the cumulative total return among Centigram Communications Corporation, the S&P 500 Index and the H&Q Technology Index, from October 10, 1991 (the date of the Company's initial public offering) through November 2, 1996, the end of the Company's last fiscal year.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                     10/10/91   10/03/92  10/02/93  10/01/94  10/28/95  11/02/96
                     --------   --------  --------  --------  --------  --------
CENTIGRAM
  COMMUNICATIONS CORP.    100         65       302       153       198       122
S & P 500                 100        113       128       132       171       212
HAMBRECHT & QUIST
  TECHNOLOGY              100        115       138       157       265       285

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                  OTHER MATTERS

   The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

Dated: February 7, 1997


                                   BY ORDER OF THE
                                   BOARD OF DIRECTORS

                                                                      APPENDIX A

                      CENTIGRAM COMMUNICATIONS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints George H. Sollman and Dennis P. Wolf, and each of them, as Proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, par value $0.001 per share ("Common Stock") of Centigram Communications Corporation ("Centigram") held of record by the undersigned on January 24, 1997, at the annual meeting of stockholders to be held on March 24, 1997 and any adjournment thereof.

                                 ---------------
                                   SEE REVERSE
                                      SIDE
                                 --------------

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, If no direction is made, this proxy will be voted FOR Dean O. Morton as Class II Director and will be voted FOR Proposals 2, 3 and 4.

1. ELECTION OF CLASS II DIRECTOR TO THE BOARD OF DIRECTORS OF CENTIGRAM:

   Nominee: Dean O. Morton

   FOR [ ]      WITHHELD [ ]

2. PROPOSAL TO APPROVE THE ADOPTION OF THE CENTIGRAM 1997 STOCK PLAN:

   [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3. PROPOSAL TO APPROVE AMENDMENT OF THE CENTIGRAM 1991 EMPLOYEE STOCK PURCHASE PLAN to increase the number of shares of Common Stock reserved for issuance thereunder from 575,000 shares to 675,000 shares:

   [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4. PROPOSAL TO RATIFY the appointment to Ernst & Young LLP as Centigram's independent auditors for the fiscal year ending November 1, 1997:

   [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

5. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                                     Date:
          -----------------------------------       -----------------
Signature:                                     Date:
         ------------------------------------       -----------------